UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2017

Date of Report (Date of earliest event reported)

KOKOS GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	333-21426	81-3433108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 North Curry Street Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

(888) 546-3153

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On August 17, 2017, the Board of Directors of Kokos Group Inc., a Nevada corporation (the “Company”) determined that as a result of the business activity described below, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Act of 1934 as amended.

1.	The Company completed development of its website and logo design and subsequently launched its website on June 25, 2017 www.kokosgroupinc.com
2.	The Company secured a supplier of organic coconut water Celebes Coconut Corporation, located in Butuan City, Philippines on June 30, 2017.
3.	The Company has begun design development of its own labeled coconut water product, “Koos Coconut Water”.
4.	On July 24, 2017 the Company filed an 8-K adding two independent members (Mr. Flemming J.H. Hansen and Mr. Arthur T. Claravall) to its Board of Directors and both were appointed to the Company’s newly formed Audit Committee.
5.	The Company concluded on August 2, 2017 a previous announced sale of 5,775 cartons – containing 69,330 Private labelled Tetra Prisma 330ml packs of organic coconut water.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOKOS GROUP INC.

Date: August 23, 2017	By:	/s/ Jeoffrey C. Baterina
	Name:	Jeoffrey C. Baterina
	Title:	President/Chief Executive Officer

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